EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)       Registration Statement (Form S-3 No. 333-259865) of Splash Beverage Group, Inc.,

2)       Registration Statement (Form S-3 No. 333-271394) of Splash Beverage Group, Inc., and

3)       Registration Statement (Form S-8 No. 333-248109) pertaining to the 2020 Long-Term Incentive Compensation Plan of Splash Beverage Group, Inc.

of our report dated March 31, 2023, with respect to the consolidated financial statements of Splash Beverage Group, Inc. as of and for the year ended December 31, 2022, which are included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

March 29, 2024